UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

August 4, 2025

Quanta Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-13831	74-2851603
(Commission File No.)	(IRS Employer Identification No.)

2727 North Loop West

Houston, Texas 77008

(Address of principal executive offices, including ZIP code)

(713) 629-7600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.00001 par value	PWR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 4, 2025, Quanta Services, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with BofA Securities, Inc., Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, PNC Capital Markets LLC and Truist Securities, Inc., as representatives of the several underwriters named in Schedule A to the Underwriting Agreement (the “Underwriters”), with respect to the issuance and sale in an underwritten public offering (the “Offering”) by the Company of (i) $500,000,000 aggregate principal amount of the Company’s 4.300% Senior Notes due 2028 (the “2028 Notes”), (ii) $500,000,000 aggregate principal amount of the Company’s 4.500% Senior Notes due 2031 (the “2031 Notes”) and (iii) $500,000,000 aggregate principal amount of the Company’s 5.100% Senior Notes due 2035 (together with the 2028 Notes and the 2031 Notes, the “Notes”).

The material terms of the Offering are described in the prospectus supplement dated August 4, 2025, as filed by the Company with the Securities and Exchange Commission (the “Commission”). The offer and sale of the Notes is registered with the Commission pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-281209) that was filed with the Commission on August 2, 2024. Subject to the satisfaction of customary conditions to closing, the transactions contemplated by the Underwriting Agreement will be consummated on August 7, 2025.

The Underwriting Agreement contains customary indemnification and contribution provisions whereby the Company, on the one hand, and the Underwriters, on the other hand, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Some of the Underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company and its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. In particular, several of the Underwriters or their affiliates have a lending relationship with the Company or serve as a broker in executing stock repurchases, or both, and U.S. Bank Trust Company, National Association, the trustee, is also an affiliate of U.S. Bancorp Investments, Inc., one of the Underwriters.

Item 7.01	Regulation FD Disclosure.

On August 4, 2025, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is being furnished as Exhibit 99.1 to this Report and is incorporated herein by reference.

The information furnished in Item 7.01 of this Report, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be incorporated by reference in any filing under the Securities Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated August 4, 2025, by and among Quanta Services, Inc. and BofA Securities, Inc., Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, PNC Capital Markets LLC and Truist Securities, Inc., as representatives of the several underwriters named therein.

99.1	Press Release dated August 4, 2025.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated August 5, 2025	Quanta Services, Inc.

	By:	/s/ Jayshree Desai
Name: Jayshree Desai
Title: Chief Financial Officer